CLS

CANNABIS LIFE SCIENCES



OTC Markets: CLSH
www.clsholdingsinc.com

CORPORATE INFO

Symbol	OTCQB: CLSH
52 Week High / Low	$1.80 / $0.72
Avg. Daily Volume	4,800 shares
Common Shares Outstanding	20.07M

ABOUT CLS HOLDINGS USA, INC.

Our mission is to be the industry leader in the extraction, conversion and marketing of cannabinoid oils, wax, edibles and shatter by leveraging our patent pending proprietary extraction methods and conversion processes. We believe, based on testing in conjunction with two Colorado growers, that this extraction method and conversion process will produce a cleaner, higher quality product and a significantly higher yield than the cannabinoid extraction processes currently existing in the marketplace.

THE METHOD

For the past two years, Ray Keller, a shareholder of CLS, and a founder of CLS Labs has been developing a proprietary method of extracting cannabinoids from cannabis plants and converting the resulting cannabinoid extracts into concentrates such as oils, waxes, edibles and shatter. These concentrates may be ingested in a number of ways, including through vaporization via electronic cigarettes and used for a variety of pharmaceutical and other purposes. He has also created various delivery systems and materials to ready the converted cannabis product for different uses by different potential distributors. Mr. Keller contributed this intellectual property to CLS in exchange for stock in CLS. The proprietary process is not patented, but a patent application has been filed.

COMPETITIVE ADVANTAGES

- Our patent pending proprietary process is expected to reduce growers' costs and provide them with double the amount of Delta-9 THC compared to our competitors.
- We expect to produce a much larger amount of Delta-9 THC from plants resulting in higher revenues to us.
- Our patent pending proprietary process is expected to result in market-changing product consistency.
- We expect to produce cleaner, safer products as a result of the advanced testing that will be used at our sophisticated labs.
- We expect to provide one-stop, multi-state services to companies wishing to build private label brands that deliver consistent products.

INVESTMENT HIGHLIGHTS

Market Drivers and Opportunity

- End of Prohibition
- 23 States Legalized for Medical
- 4 States & Washington DC Legalized for Recreational

People

- Forefront of Movement in Colorado
- Public Company Experience

Business Model & Strategy

- State-by-State
- Joint Ventures with Medical Infused Products
- Supply Agreements

Proprietary Technology & Methods

- Improved Extraction & Conversion
- Higher Quality AND Higher Quantity (2-4X)

Deployments

- Licensee Partner Completes Construction of Cannabis Grow in Denver, Colorado
- Licensee Partner Expected to Start Processing in Q2 of 2016 When the First Harvest is Ready

THE VISION

At CLS our aim is to accelerate Cannabis Extraction & Conversion through proprietary methods while increasing quality & volume/output in a Compliance, Testing & Standardization Environment

- Securing capital for the construction of processing centers. We estimate the cost to develop each facility, including equipping the facility with the necessary equipment, to be between US $1M - $3M
- Obtaining the necessary state and local licensure for each proposed facility.
- Securing initial licensing, processing or sales arrangements, as applicable, with growers and dispensaries (resulting from marketing efforts, industry relationships or the CLS Consulting business)
- Constructing processing facilities. We anticipate that the construction of each facility can be completed in approximately four to six months after any applicable licensing and permitting requirements have been met. We currently anticipate, subject to the availability of adequate capital, that we will be able to open between two and three processing facilities within the next 24 months.
- Expanding per-facility capacity and increasing revenues. After a twelve-month ramp up period, we expect that each processing facility will be able to process, depending on size, between 2,000 to 5,000 pounds of cannabis per month, with the revenue generated there from varying state-by-state and facility-by-facility depending upon state law requirements and other factors.
- Developing a national brand of cannabis concentrates, which will be sold wholesale to dispensaries, through standardization of the testing, compliance and labeling process.

PRODUCTS & SERVICES

Processing Revenue:

- Arrange with growers to apply our proprietary technology to generate cannabinoid concentrates which may be delivered in bulk or in individually-labeled retail-ready packages of oils, edibles, wax or shatter
- Charge a flat fee by weight of the finished product or render our services in exchange for a percentage of the finished product which we will then sell to cannabis distributors or dispensaries.

Processing Facilities

- Lease buildings at which to construct processing facilities (Cost est. between US $1M - $3M) built within approx. 4-6 months after any applicable licensing and permitting requirements have been met
- Subject to the availability of capital, open 2-3 processing facilities in the next 18-24 months (with the capacity to process between 2,000 - 5,000 lbs of cannabis/month), for use by licensee or us directly

Sale of Products and Brand Creation

- We may purchase unprocessed cannabis plants from growers, process the cannabis, then sell the resulting cannabinoid concentrates, such as oils, wax, edibles and shatter to distributors or dispensaries
- Eventually, we may explore creation of our own brand of concentrates for consumer use

Consulting Services

- CLS Consulting will offer consulting services, regarding a variety of areas such as licensure, growing, marketing and distribution to cannabis-related businesses such as growers and dispensaries

NATIONAL GROWTH: STATE BY STATE

Twenty-three states and the District of Columbia currently have laws legalizing marijuana in some form. The map below show states legalizing marijuana use for medical and recreational purposes.



Marijuana Legalization Status
Medical marijuana legalized
Marijuana legalized for recreational use
No laws legalizing marijuana

Source: http://www.governing.com/gov-data/state-marijuana-laws-map-medical-recreational.html

THE COLORADO ARRANGEMENT

April 2015: Executed Agreement & Broke Ground
Sept. 2015: Grow Construction Completed
Commercialization Target = Q2 2016

When fully ramped up, the Denver, Colorado cannabis grow will occupy approximately 40,000 square feet and consist of 612 Gavita flower lights and 100 Gavita vegetable lights. At full capacity, it will contain 5,300 plants in flower and 2,500 plants in vegetable and produce 600 pounds of bud and 150 pounds of trim per month. The extraction and processing facility will occupy approximately15,000 square feet and will have the capacity to extract and convert 5,000 pounds per month on a single shift and could be doubled to 10,000 pounds per month with two shifts.

FINANCIAL PROJECTIONS

Relationships Lead to Partnerships to Generate Revenue Per Proposed Processing Facility

(Run-Rate After Initial 12 Months of Operation)

(In $ Millions)		Range	
Revenues	$21.0	$29.9	$35.0
Gross Margin	$14.0	$19.7	$23.2
Contribution Margin	$13.5	$19.2	$22.7
Operating Income	$9.0	$12.5	$14.7

Key Assumptions:

- Each facility operates differently depending on state law requirements; directly, indirectly or jointly with others
- 1,000 pounds of cannabis processed per month at $20 per "unit"
- 50/50 split between "bud" and "leaf"
- $2,000 cost per pound "bud"
- $300 cost per pound "leaf"

**Breakdown of Expenses Available Upon Request*

EXECUTIVE LEADERSHIP

Jeffrey Binder – Chairman, President & CEO

Visionary in the Strategic Start-Up & Growth of Companies

Mr. Binder was one of the individuals who founded CLS Labs in 2014 and served as its Chairman, President and CEO from inception. Upon CLS Labs acquiring control of CLS on November 12, 2014, Mr Binder was appointed Chairman, President and CEO of CLS. Since 2008, he has served as founder, Chairman and President of Power 3 Network, Inc., a company that develops websites and back offices for home-based businesses. In 2003, he founded Infinity 8, Inc., a software development company, where he served as Chairman, Treasurer and director until 2011. In addition to his employment history, he has invested in and mentored several start-up and mid-stage companies, through his private holding company, JeMJ Financial Services, Inc., which he formed in 1988 and for which he serves as Chairman, President and Director. Through JeMJ, Mr. Binder invested in GGL Industries, Inc., a private holding company that owned Sterling Yacht and Classic Motor Carriages, as well as various other companies. Mr. Binder received his Juris Doctorate from the National Law Center, George Washington University, in 1971, where he received the honor of membership in the Order of the Coif. He also served as a legislative assistant to Adlai Stevenson II, a U.S. Senator for Illinois, and practiced Law at Sonnenschein Nath & Rosenthal, LLP, Chicago, Illinois for 5 years.

Raymond Keller – Shareholeder and Founder of CLS Labs

Inventor, Marine Biologist

Mr. Keller was one of the founders of CLS Labs and is a shareholder of CLS. He contributed intellectual property rights related to the proprietary process of extracting, cleaning and converting the cannabinoids from the cannabis plant and the associated delivery materials and systems for such cannabinoids to CLS Labs in exchange for his shares therein. Since 2009, he has served as the founder and CEO of GoodCat, LLC, an FDA-licensed laboratory that produces e-cigarette liquid for a number of distributors and brands. Mr. Keller graduated from the College of Charleston with a degree in Biology in 1989.

Alan Bonsett – COO

Cannabis Industry Leader in Colorado

Mr. Bonsett has extensive experience within the cannabis industry, spanning production and processing facility buildouts, business development and strategic planning, licensing and compliance, and supply chain management from grower to dispensary. He has most recently held senior roles as Owner and General Manager with Picture Rock, Herbal Medicine Institute, and Doctors Garden. At Doctors Garden, where he managed grow, worked with Town of Carbondale to implement Amendment 64, and pioneered the opening of one of the first recreational dispensaries in the state, Alan's leadership drove system revenues of just $10,000 per month into a multi-million-dollar per year business.

Frank Koretsky – Director

Successful Entrepreneur with Marketing & Branding Expertise

Mr. Koretsky was a founder and served as a Director of CLS Labs since its formation in 2014. In 2015, Mr, Koretsky was appointed a Director of CLS. Since 1995, Mr. Koretsky has served as the President of East Coast News Corp., a leading company in the adult product distribution industry. As a result of Mr. Koretsky's business experience, he brings a strong background in management, marketing and branding to the company.

CONTACT INFORMATION

CLS Holdings USA Inc.
1435 Yarmounth Street
Boulder, CO 80304
T: 1-888-438-9132
E: info@clsholdingsinc.com

CLS
CANNABIS LIFE SCIENCES

Investor Relations
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T: 516-510-8768
E: pseltzberg@darrowir.com

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